Exhibit 7.2

TEMBEC INDUSTRIES INC.

as Issuer

and

THE GUARANTORS PARTY HERETO

11.25% SENIOR SECURED NOTES DUE 2018

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 16, 2012

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

COMPUTERSHARE TRUST COMPANY OF CANADA

as Collateral Agent

FIRST SUPPLEMENTAL INDENTURE, dated as of August 16, 2012 (this “Supplemental Indenture”), by and among Tembec Industries Inc., a corporation incorporated and existing under the federal laws of Canada (the “Company”), Tembec Energy Inc. (“Energy GP”), Tembec Energy LP (“Energy LP” and, together with Energy GP, the “Additional Guarantors”), the other Guarantors identified as such on the signature pages hereto (the “Initial Guarantors” and, together with the Additional Guarantors, the “Guarantors”), Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee (in such capacity and not in its individual capacity, the “Trustee”) and Computershare Trust Company of Canada, as collateral agent (in such capacity and not in its individual capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Company, the Initial Guarantors, the Trustee and the Collateral Agent entered into an Indenture, dated as of August 17, 2010 (the “Indenture”), pursuant to which the Company issued US$255,000,000 in aggregate principal amount of 11.25% Senior Secured Notes due 2018 (the “Original Notes”);

WHEREAS, on February 23, 2012, the Company issued an additional US$50,000,000 in aggregate principal amount of 11.25% Senior Secured Notes due 2018 under the Indenture (the “2012 Notes” and, together with the Original Notes, the “Notes”);

WHEREAS, Section 9.1(9) of the Indenture provides that the Company, the Guarantors, the Trustee and the Collateral Agent may supplement the Indenture in order to add Guarantors pursuant to Sections 4.17, 11.8 and 11.9 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and procedures prescribed by the Indenture to make this Supplemental Indenture a legally valid and binding instrument on the Company, the Guarantors, the Trustee and the Collateral Agent, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in compliance with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors, the Trustee and the Collateral Agent covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

1. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

2. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors, the Trustee and the Collateral Agent.

3. From this date, by executing this Supplemental Indenture, the Additional Guarantors (a) shall provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Indenture (including, without limitation, Section 11.9 thereof) and the Canadian Guarantee and (b) are subject to the provisions of the Indenture to the extent applicable.

4. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

5. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto.

6. No past, present or future director, officer, employee, general or limited partner, incorporator or stockholder of the Additional Guarantors, as such, shall have any personal liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

7. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

8. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

TEMBEC INDUSTRIES INC.

By:	/s/ Michel J. Dumas
Name:	Michel J. Dumas
Title:	Executive Vice President,
Finance and Chief Financial Officer

TEMBEC INC. as a Guarantor

By:	/s/ Michel J. Dumas
Name:	Michel J. Dumas
Title:	Executive Vice President,
Finance and Chief Financial Officer

TEMBEC, represented by its managing partner, TEMBEC INDUSTRIES INC. as a Guarantor

By:	/s/ Michel J. Dumas
Name:	Michel J. Dumas
Title:	Executive Vice President,
Finance and Chief Finance Officer

TEMBEC INVESTMENTS INC. as a Guarantor

By:	/s/ Michel J. Dumas
Name:	Michel J. Dumas
Title:	Executive Vice President,
Finance and Chief Financial Officer

TEMBEC ENTERPRISES INC. as a Guarantor

By:	/s/ Michel J. Dumas
Name:	Michel J. Dumas
Title:	Executive Vice President,
Finance and Chief Financial Officer

SPRUCE FALLS ACQUISITION CORP. as a Guarantor

By:	/s/ Michel J. Dumas
Name:	Michel J. Dumas
Title:	Executive Vice President,
Finance and Chief Financial Officer

CHETWYND PULP LAND COMPANY LTD. as a Guarantor

By:	/s/ Michel J. Dumas
Name:	Michel J. Dumas
Title:	Executive Vice President,
Finance and Chief Financial Officer

TEMBEC ENERGY LP, represented by its general partner, TEMBEC ENERGY INC. as a Guarantor

By:	/s/ Patrick LeBel
Name:	Patrick LeBel
Title:	Secretary

TEMBEC ENERGY INC. as a Guarantor

By:	/s/ Patrick LeBel
Name:	Patrick LeBel
Title:	Secretary

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee

By:	/s/ Jane Schweiger
Name:	Jane Schweiger
Title:	Vice President

COMPUTERSHARE TRUST COMPANY OF CANADA as Collateral Agent

By:	/s/ Fabienne Pinatel
Name:	Fabienne Pinatel
Title:	Corporate Trust Officer

By:	/s/ Candice Beyokol
Name:	Candice Beyokol
Title:	Associate Trust Officer